UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025 (August 8, 2025)

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cooperation Agreement

On August 8, 2025, Heron Therapeutics, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Rubric Capital Management LP (“Rubric”), regarding certain changes to the composition of the Company’s Board of Directors (the “Board”) and other related matters.

Pursuant to the terms of the Cooperation Agreement, the Company has agreed to: (1) increase the size of the Board from six to seven directors; (2) appoint a director nominated by Rubric (the “New Director”) to serve as a director of the Company; (3) include the New Director in the Company’s slate of nominees for the election of directors at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and recommend that the Company’s stockholders vote in favor of the New Director's election at the 2026 Annual Meeting.

The Cooperation Agreement includes certain standstill and mutual non-disparagement provisions (subject to certain carveouts and exceptions) that generally remain in place during the period beginning upon the execution of the Cooperation Agreement and ending the earlier of (i) thirty (30) days prior to the nomination deadline for the Company’s 2026 Annual Meeting, (ii) February 12, 2026 and (iii) one hundred and twenty (120) days prior to the first anniversary of the 2025 annual meeting of stockholders.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series A Convertible Preferred Stock

Pursuant to authority expressly vested in the Board by the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), the Board authorized and the Company filed, on August 11, 2025, the Certificate of Designation of Rights, Preferences and Privileges (the “Certificate of Designation’) of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, preferences, powers, designations, restrictions and limitations of the Series A Convertible Preferred Stock.

The following is a summary of key terms of the Series A Convertible Preferred Stock:

Designation and Amount. A total of 524,141 shares of Series A Convertible Preferred Stock are authorized for issuance under the Certificate of Designation. The shares of Series A Convertible Preferred Stock have a stated value of $15.00 per share and are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $1.50 per share, subject to certain adjustments.

Dividends. Holders of Series A Convertible Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of Common Stock or other securities of the Company.

Ranking. The Series A Convertible Preferred Stock will rank senior to Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Voting Rights. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock have no right to vote on matters submitted to a vote of the Company’s stockholders. Without the prior written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock, the Company may not: (i) amend its Certificate of Incorporation (including the Certificate of Designation) in a manner adverse to the Series A Convertible Preferred Stock; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series A Convertible Preferred Stock, or increase the authorized number of shares of Series A Convertible Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

Conversion. Upon receipt of the requisite votes of the Company’s stockholders required to approve the issuance of the Common Stock to be issued upon conversion of the Series A Convertible Preferred Stock (“Stockholder Approval”), each share of Series A Convertible Preferred Stock will, without any further action on the part of the holder or the Company, automatically be converted into shares of Common Stock as determined by dividing the stated value by the conversion price then in effect. The Series A Convertible Preferred Stock will not be convertible into Common Stock until receipt of Stockholder Approval. The conversion price of $1.50 per share is subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other recapitalization affecting the Common Stock.

Beneficial Ownership Limitation. The shares of Series A Convertible Preferred Stock are convertible into shares of Common Stock at the conversion price in effect at the time of conversion, except that, subject to certain limited exceptions, no holder of Series A Convertible Preferred Stock may convert the Series A Convertible Preferred Stock if, after giving effect to the conversion, the holder and all affiliated persons would own beneficially more than 4.99% of Common Stock, subject to adjustment up to 9.99% or 19.99% solely at the holder’s discretion (the “Beneficial Ownership Limitation”); provided that in no event shall the Beneficial Ownership Limitation exceed 19.99% of the outstanding shares of Common Stock. A holder may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation but any such increase will not be effective until the 61st day after such notice is delivered to the Company.

Liquidation. In the event of the dissolution and winding up of the Company, the proceeds available for distribution to its stockholders would be paid pari passu among the holders of shares of Common Stock and Series A Convertible Preferred Stock, pro rata based upon the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted into Common Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation filed as Exhibit 3.1 hereto and is hereby incorporated by reference.

Item 8.01 Other Events.

Refinancing Transactions

As previously disclosed, on August 8, 2025, the Company entered into (i) an amendment (the “Second Amendment”) to that certain Working Capital Facility Agreement, dated August 9, 2023, with Hercules Capital, Inc., as administrative agent and collateral agent, and the several banks and other financial institutions or entities from time to time parties thereto, to increase the aggregate principal amount of terms loans of up to $150.0 million plus accrued and unpaid paid-in-kind interest on the existing debt, with $110.0 million plus accrued and unpaid paid-in-kind interest on the existing debt funded on the Closing Date (the “Secured Debt Transaction”); (ii) an exchange agreement (the “Exchange Agreement”) with the investors party thereto (collectively, the “Holders”), pursuant to which the Company and the Holders have exchanged the Company’s $150.0 million aggregate principal amount of senior unsecured convertible promissory notes due 2026 (the “Existing Notes”), of which (A) an aggregate principal amount of $25.0 million of the Existing Notes were exchanged for 16,666,666 shares of the Common Stock and (B) the remaining aggregate principal amount of $125.0 million of the Existing Notes, together with all accrued and unpaid interest thereon, were repaid in cash by the Company to the Holders (the “Convertible Note Exchange”); (iii) a note purchase agreement (the “Note Purchase Agreement”) with the purchasers from time to time party thereto (collectively, the “Purchasers”) and Rubric, as agent for the Purchasers, pursuant to which the Company has issued and sold to the Purchasers $35.0 million aggregate principal amount of convertible senior unsecured promissory notes due 2031 for an aggregate purchase price of $33.25 million pursuant to exemptions from registration under Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”), as amended (the “Convertible Note Issuance”); and (iv) a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto, in connection with a private placement of (A) 13,225,227 unregistered shares of Common Stock at a purchase price of

$1.50 per share and (B) 524,141 unregistered shares of Series A Convertible Preferred Stock which shall automatically convert upon Stockholder Approval into 5,241,410 shares of Common Stock, at a conversion price of $1.50 per share (stated value of $15.00 per share) for an aggregate investment amount of approximately $27.7 million, pursuant to exemptions from registration under Section 4(a)(2) under the Securities Act and/or Rule 506 of Regulation D under the Securities Act (the “Private Placement,” and together with the Secured Debt Transaction, the Convertible Note Exchange and the Convertible Note Issuance, the “Refinancing Transactions”).

The Refinancing Transactions closed on August 12, 2025 (the “Closing Date”).

The foregoing descriptions of the Second Amendment, the Exchange Agreement, the Note Purchase Agreement and the Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, the Exchange Agreement, the Note Purchase Agreement and the Purchase Agreement, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock of Heron Therapeutics, Inc.
10.1	Cooperation Agreement, dated August 8, 2025, by and among Heron Therapeutics, Inc. and Rubric Capital Management LP.
10.2

Second Amendment to Working Capital Facility Agreement, dated August 8, 2025, by and among Heron Therapeutics, Inc., Hercules Capital, Inc., as administrative agent and collateral agent, and the lenders party thereto.

10.3	Exchange Agreement, dated August 8, 2025, by and among Heron Therapeutics, Inc. and the holders party thereto.
10.4	Note Purchase Agreement, dated August 8, 2025, by and among Heron Therapeutics, Inc., the purchasers party from time to time thereto and Rubric Capital Management LP.
10.5	Securities Purchase Agreement, dated August 8, 2025, by and among Heron Therapeutics, Inc. and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: August 12, 2025	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer